Exhibit 99.2

COOK PHARMICA LLC

UNAUDITED CONDENSED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2017 and 2016

CONTENTS

Unaudited Condensed Financial Statements

Unaudited Condensed Balance Sheet	F-2
Unaudited Condensed Statements of Income	F-3
Unaudited Condensed Statement of Parent Company Net Investment in Pharmica	F-4
Unaudited Condensed Statements of Cash Flows	F-5
Notes to Unaudited Condensed Financial Statements	F-6

COOK PHARMICA LLC

CONDENSED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,500	$1,500
Accounts receivable, net of allowances of $933,385 and $1,225,629, respectively	32,867,265	33,576,816
Inventories	16,242,858	16,693,378
Prepaid expenses and other	1,950,250	1,578,755

Total current assets	51,061,873	51,850,449

Property and equipment, net	171,695,010	173,712,667
Deferred tax asset	110,638,461	—

Total assets	$333,395,344	$225,563,116

Liabilities and invested equity
Current liabilities:
Accounts payable	$4,870,480	$8,029,775
Accrued liabilities:
Employee compensation	5,794,490	5,150,379
Business taxes	1,182,026	1,444,158
Sundry	733,039	1,474,639
Deferred revenue	10,903,469	5,925,967

Total current liabilities	23,483,504	22,024,918

Deferred tax liability	—	39,051
Deferred compensation	83,781	55,706

Total liabilities	23,567,285	22,119,675

Commitments and contingencies	—	—

Invested equity:
Net parent investment	473,745,759	492,420,650
Retained earnings	(163,917,700)	(288,977,209)

Total invested equity	309,828,059	203,443,441

Total liabilities and invested equity	$333,395,344	$225,563,116

See accompanying notes.

COOK PHARMICA LLC

CONDENSED STATEMENTS OF INCOME

	Six Months Ended June 30
	2017	2016
	(Unaudited)
Net revenues—external	$83,937,158	$82,738,390
Revenues—affiliates	4,961,117	4,953,831

Total revenues	88,898,275	87,692,221
Cost of revenues	60,833,444	63,338,767

Gross profit	28,064,831	24,353,454

Sales, marketing, and administrative	10,966,927	11,238,204
Research and development	701,059	551,106
Corporate allocation	1,925,773	1,744,087
Other expense, net	89,075	195,716

Income before income taxes	14,381,997	10,624,341

Income tax benefit	110,677,512	170,508

Net income	$125,059,509	$10,794,849

See accompanying notes.

COOK PHARMICA LLC

CONDENSED STATEMENT OF PARENT COMPANY NET INVESTMENT IN PHARMICA

	Retained Earnings	Net Parent Investment	Total Invested Equity
Balance at December 31, 2016	$(288,977,209)	$492,420,650	$203,443,441
Net income	125,059,509	—	125,059,509
Net transactions with Cook Group	—	(18,674,891)	(18,674,891)

Balance at June 30, 2017	$(163,917,700)	$473,745,759	$309,828,059

See accompanying notes.

COOK PHARMICA LLC

CONDENSED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
	2017	2016
	(Unaudited)
Operating activities
Net income	$125,059,509	$10,794,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,279,021	8,256,116
Deferred income taxes	(110,677,512)	26,523
Other	295,057	(59,867)
Changes in operating assets and liabilities:
Accounts receivable	494,085	(8,329,810)
Inventories	370,929	(369,843)
Prepaid expenses and other	(371,495)	1,137,770
Accounts payable	(2,398,174)	2,402,576
Deferred revenue	4,977,502	2,506,922
Deferred compensation	28,075	9,929
Accrued liabilities and sundry	(359,621)	(1,190,717)

Net cash provided by operating activities	25,697,376	15,184,448

Investing activities
Additions of property and equipment	(7,022,485)	(10,653,301)

Net cash used in investing activities	(7,022,485)	(10,653,301)

Financing activities
Net transactions with Parent Company	(18,674,891)	(4,530,618)

Net cash used in financing activities	(18,674,891)	(4,530,618)

Net change in cash and cash equivalents	—	529
Cash and cash equivalents, beginning of year	1,500	1,614

Cash and cash equivalents, end of year	$1,500	$2,143

See accompanying notes.

COOK PHARMICA LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2017 and 2016

1. Business and Basis of Presentation

These unaudited Condensed Financial Statements of Cook Pharmica LLC (“Pharmica” or the “Company”) should be read in conjunction with the Notes to Financial Statements as of December 31, 2016 and for the year ended December 31, 2016. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) have been condensed or omitted. The preparation of the unaudited Condensed Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited Condensed Financial Statements and accompanying notes. Actual results could differ from those estimates. In the opinion of management, these unaudited Condensed Financial Statements are fairly presented and all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included; however, certain items included in these statements are based upon estimates for the entire year. The Condensed Balance Sheet as of December 31, 2016 has been derived from the audited financial statements at that date.

The Company is a wholly owned subsidiary of Cook Group Incorporated (“Cook Group” or “Parent Company”). Pharmica is a leading contract development and manufacturing organization (“CDMO”) centrally located in Bloomington, Indiana, that serves the biopharmaceutical industry. Pharmica provides a one-source, one-location model that was developed to give biopharmaceutical companies the opportunity to work with a single CDMO through all phases of a project. This unique model supports everything from process development to large-scale biologics manufacturing, from analytical program design to formulation development (liquid or lyophilized), and from aseptic filling in vials or syringes to final packaged goods.

These unaudited Condensed Financial Statements reflect the historical unaudited Condensed Balance Sheets, unaudited Condensed Statements of Income, unaudited Condensed Statement of Parent Company Net Investment in Pharmica and unaudited Condensed Statements of Cash Flows for the periods presented. The historical unaudited Condensed Financial Statements have been prepared on a stand-alone basis and are derived from Cook Group’s consolidated financial statements and accounting records. The financial statements reflect Pharmica’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles. These unaudited Condensed Financial Statements are presented as if Pharmica had operated on a stand-alone basis for the periods presented.

The unaudited Condensed Financial Statements include the recognition of certain assets and liabilities that have historically been recorded at the Cook Group corporate level, but are specifically identifiable or otherwise attributable to Pharmica. Pharmica utilizes centralized functions of Cook Group to support its operations and, in return, Cook Group allocates certain expenses to Pharmica. Such expenses represent costs related, but not limited to, treasury, legal, accounting, insurance, information technology, payroll administration, human resources, and other services. These costs, together with an allocation of certain Cook Group overhead costs, are included within the corporate charges caption on the unaudited Condensed Statements of Income. Where it is possible to specifically attribute such expenses to activities of Pharmica, these amounts have been charged or credited directly to Pharmica without allocation or apportionment. Allocation of all other such expenses is based on a reasonable reflection of the utilization of service provided or benefits received by Pharmica during the period.

Management believes the assumptions underlying the stand-alone unaudited Condensed Financial Statements, including the assumptions regarding allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by Pharmica during the periods presented. However, these shared expenses may not represent the amounts that would have been incurred had Pharmica operated autonomously or independently from Cook Group. Actual costs that would have been incurred if Pharmica had been a stand-alone

COOK PHARMICA LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

1. Business and Basis of Presentation (continued)

company would depend on multiple factors, including organizational structure and strategic decisions in various areas, including information technology and infrastructure. For an additional discussion of expense allocations, see Note 4.

Cook Group uses a centralized approach to cash management. Accordingly, cash and cash equivalents are held by Cook Group at the corporate level and were not attributed to Pharmica for the periods presented. Transfers of cash, both to and from Cook Group’s centralized cash management system, are reflected as a component of Parent Company’s net investment in Pharmica on the unaudited Condensed Balance Sheets.

Cook Group’s revolving credit facility is guaranteed by the U.S. subsidiaries of Cook Group, including Pharmica. The balance of Cook Group’s revolving credit facility was $185,000,000 at June 30, 2017 and $170,000,000 at December 31, 2016. Pharmica is not the legal obligor of Cook Group’s revolving credit facility and it is not expected that Pharmica will be the legal obligor for borrowings under Cook Group’s revolving credit facility in the future in any planned or anticipated transactions which could transfer such obligations.

Debt obligations of Cook Group have not been included in the unaudited Condensed Financial Statements of Pharmica, because Pharmica’s assets do not collateralize the obligation between Cook Group and the debt holders.

2. Summary of Significant Accounting Policies

Revenue Recognition

In accordance with Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, the services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

The Company’s service arrangements contain multiple elements and are accounted for in accordance with the provisions of ASC 605-25, Revenue Recognition—Multiple-Element Arrangements. The Company determines the separate units of account and if the deliverable meets the criteria of a separate unit of accounting, the arrangement consideration is allocated to each deliverable based upon its relative selling price. In determining the best evidence of selling price of a unit of account, the Company utilizes management’s best estimate of the selling price as vendor-specific objective evidence and third-party evidence of the selling price are unable to be utilized by the Company.

The Company recognizes revenue when the service for each deliverable has been completed. In the case of manufacturing services, revenue is recognized when products pass quality assurance testing, where the risk of loss has been transferred, service obligations have been performed, and the Company is entitled to payment under the terms of the contract.

In the case of other services, such as process validation, quality control, studies, and development, revenue is recognized at the completion of the service and the Company is entitled to payment under the terms of the contract.

Deferred revenue represents the amount of payment the Company has received in advance of services provided. Deferred revenue is recognized as revenue when the related services have been completed.

COOK PHARMICA LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

2. Summary of Significant Accounting Policies (continued)

Concentration of Risk

Pharmica had certain customers that individually accounted for 10% or more of the Company’s external net revenues, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

For the six month periods ended June 30, 2017 and June 30, 2016, three customers accounted for 45% and 42% of external net revenues, respectively. At June 30, 2017 and December 31, 2016, two customers represented 22% and 27% of accounts receivable, respectively.

Financial Instruments

ASC 820, Fair Value Measurement, establishes a three-level valuation hierarchy for fair value measurements of assets and liabilities re-measured at fair value on a recurring basis in the accompanying financial statements. These valuation measurements are based upon the transparency of inputs (observable and unobservable) to the valuation of an asset or liability as of the measurement date. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1—Valuation is based on quoted prices for identical assets or liabilities in active markets.

Level 2—Valuation is based on quoted prices for similar assets or liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for the full term of the financial instrument.

Level 3—Valuation is based upon other unobservable inputs that are significant to the fair value measurement.

The fair values of cash and cash equivalents, accounts receivable, and accounts payable approximate their carrying values due to their short-term maturities.

Inventories

Inventories are stated at the lower of first-in, first-out cost or market. Inventories consisted of the following:

	June 30, 2017	December 31, 2016
Raw materials	$19,094,724	$19,465,653
Less allowance	2,851,866	2,772,275

	$16,242,858	$16,693,378

Property and Equipment

Land, buildings, equipment, and construction-in-progress are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method at rates that are intended to depreciate the cost of these various assets over their estimated useful lives, as follows: buildings—39 years, land improvements with identifiable useful lives—20 years, furnishings and equipment—3 to 7 years, automobiles—5 years.

COOK PHARMICA LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

2. Summary of Significant Accounting Policies (continued)

Property and equipment consisted of the following:

	June 30, 2017	December 31, 2016
Land	$5,224,514	$5,224,514
Buildings and improvements	142,708,248	142,656,456
Plant equipment	102,554,368	102,260,536
Office furniture and equipment	9,491,086	9,449,753
Automobiles	26,400	26,400
Construction-in-progress	37,923,888	32,063,757

	297,928,504	291,681,416
Less accumulated depreciation	126,233,494	117,968,749

	$171,695,010	$173,712,667

The Company has various purchase commitments for raw materials, supplies and property and equipment incidental to the ordinary conduct of business. Additions to property and equipment that remain unpaid were $536,120 at June 30, 2017 and $1,297,241 at December 31, 2016.

Pharmica identifies and records impairment losses on long-lived assets whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable from the estimated future cash flows expected to result from their use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the asset. Pharmica did not incur any impairment charges for the six month periods ended June 30, 2017 and 2016.

Net Parent Investment

Net parent investment represents Cook Group’s initial investment in Pharmica, subsequent allocations of expenses, and advances and receipts of cash resulting from the operations of Pharmica and Cook Group. The balance also is the result of Pharmica’s participation in Cook Group’s centralized cash management program to which all of Pharmica’s cash receipts are remitted and under which all cash disbursements are funded by Cook Group and includes amounts due from or owed to Cook Group. Other transactions affecting the net parent investment include general and administrative expenses incurred by Cook Group and allocated to Pharmica. Changes in amounts owed to or due from Cook Group are included in Net Transactions with Parent Company on the unaudited Condensed Statements of Cash Flows as a financing activity.

New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. Under the new standard, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In order to do so, an entity would follow the five-step process for in-scope transactions: (1) identify the contract with a customer, (2) identify the separate performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the separate performance obligations in the contract, and (5) recognize revenue when (or

COOK PHARMICA LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

2. Summary of Significant Accounting Policies (continued)

as) the entity satisfies a performance obligation. An entity can apply the new revenue standard retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the standard recognized at the date of initial application in retained earnings. ASU 2014-09 will be effective for Pharmica in fiscal year 2019. Pharmica is in the process of determining its approach to the adoption of this new revenue recognition standard, as well as the anticipated impact to the unaudited Condensed Financial Statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 provides guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 was adopted by Pharmica and did not have an impact on the unaudited Condensed Financial Statements.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, to simplify the guidance on the subsequent measurement of inventory, excluding inventory measured using the last-in, first-out or the retail inventory method. Under the new standard, inventory should be at the lower of cost and net realizable value. ASU 2015-11 is effective for Pharmica for interim periods beginning in fiscal year 2018. The adoption of ASU 2015-11 is not expected to have a material impact on the unaudited Condensed Financial Statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes. This update requires that deferred tax assets and liabilities be classified as non-current on a statement of financial position. The update is effective for annual periods beginning after December 15, 2017, with early adoption permitted. The Company adopted this standard during 2016 on a retrospective basis, and has reflected net deferred tax liability in the net non-current deferred income tax liability caption on its unaudited Condensed Balance Sheets as of June 30, 2017 and December 31, 2016.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The amendments in this update require lessees, among other things, to recognize lease assets and lease liabilities on their balance sheets for those leases classified as operating leases under previous authoritative guidance. This update also introduces new disclosure requirements for leasing arrangements. ASU 2016-02 will be effective for Pharmica in fiscal year 2020, but early application is permitted. Pharmica is currently evaluating the impact of this update on the unaudited Condensed Financial Statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendment significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will require an “expected loss” model for instruments measured at amortized cost. For available-for-sale debt securities, entities will be required to record allowances rather than reduce the carrying amount, as they do today under the other-than-temporary impairment model. It also simplifies the accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 will be effective for Pharmica in fiscal year 2021. Pharmica is currently evaluating the impact of this update on the unaudited Condensed Financial Statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendment clarifies how entities should classify certain cash receipts and cash payments on the statement of cash flows. The guidance also clarifies how the predominance

COOK PHARMICA LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

2. Summary of Significant Accounting Policies (continued)

principle should be applied when cash receipts and cash payments have aspects of more than one class of cash flows. ASU 2016-15 will be effective for Pharmica in fiscal year 2019, but early application is permitted. The adoption of ASU 2016-15 is not expected to have a material impact on the unaudited Condensed Financial Statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. The amendment in this update requires companies to account for the income tax effects of intercompany sales and transfers of assets other than inventory (e.g., intangible assets) when the transfer occurs. The new guidance will require companies to defer the income tax effects only of intercompany transfers of inventory. ASU 2016-16 will be effective for Pharmica in fiscal year 2019, but early application is permitted. The guidance requires companies to apply a modified retrospective approach. Pharmica is currently evaluating the impact of this update on the unaudited Condensed Financial Statements.

3. Income Taxes

The income taxes have been prepared on a separate return basis as if the Company was a stand-alone entity. During the periods presented in the unaudited Condensed Financial Statements, the Company, as a disregarded entity, was included in the tax grouping of the Parent Company. The Company’s tax results as presented are not reflective of the results that the Company will generate in the future or would have available for future use in another consolidated group.

The Company records income tax expense (benefit) during interim periods based on its best estimate of the full year’s effective tax rate. However, income tax expense relating to adjustments for certain discrete events are accounted for in the interim periods in which such events occur. The Company’s effective income tax rate was (769.6%) during the six months ended June 30, 2017, compared to an effective tax rate of (1.6%) during the six months ended June 30, 2016.

The effective tax rate for 2017 of (769.6%) was favorably impacted by (804.5%) related to the release of the valuation allowance previously applied against the Company’s net deferred tax assets, primarily consisting of net operating losses and state tax credit carryforwards. The Company determined that the valuation allowance of $123,476,187 should be reversed due to the favorable operating results and no longer being in a three-year cumulative pre-tax loss. The net operating losses and state tax credit carryforwards are expected to be utilized during 2017 and future years.

The effective tax rate for 2016 of (1.6%) was favorably impacted by (34.2%) related to a reduction in the valuation allowance previously provided against operating losses.

Pharmica is included as part of the consolidated tax return of Cook Group. Cook Group is no longer subject to U.S. federal, state, or local income tax examinations in major taxing jurisdictions for years prior to 2013. The Company has been audited by the Internal Revenue Service through 2013.

4. Related-Party Transactions

All significant intercompany transactions between Pharmica and Cook Group have been included in the unaudited Condensed Financial Statements and are considered to be effectively settled for cash in the unaudited Condensed Financial Statements. In the unaudited Condensed Statements of Parent Company Net Investment in Pharmica, the invested equity returned to Cook Group is net of a variety of intercompany transactions including,

COOK PHARMICA LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

4. Related-Party Transactions (continued)

but not limited to, receipt of payment from customers, payment of trade payables and accrued liabilities, settlement of charges for allocated corporate costs, and payment of taxes by Cook Group on Pharmica’s behalf.

Pharmica utilizes centralized functions of Cook Group to support its operations and, in return, Cook Group allocates certain of its expenses to Pharmica. Such expenses represent costs related, but not limited to, treasury, legal, accounting, insurance, information technology, payroll administration, human resources, benefit plans, and other services. These costs, together with an allocation of Cook Group overhead costs, are included within the corporate charges caption on the unaudited Condensed Statements of Income. Where it is possible to specifically attribute such expenses to activities of Pharmica, these amounts have been charged or credited directly to Pharmica without allocation or apportionment. Allocation of all other such expenses is based on a reasonable reflection of the utilization of service provided or benefits received by Pharmica during the period presented, such as headcount, transactions processed, usage, or revenue. Pharmica’s management supports the methods used in allocating expenses and believes these methods to be reasonable estimates.

Nevertheless, the unaudited Condensed Financial Statements may not include all of the actual expenses that would have been incurred and may not reflect Pharmica’s financial position, results of operations, or cash flows had it been a stand-alone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had Pharmica been a stand-alone company during the periods presented.

Actual costs that would have been incurred if Pharmica had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, such as information technology and infrastructure.

Pharmica provides contract manufacturing services to a Cook Group affiliate. The Company recognized $4,961,117 and $4,953,831 in revenue for the six months ended June 30, 2017 and 2016, respectively, related to these services.

Pharmica licenses intellectual property from a Cook Group affiliate and pays a royalty fee for its usage. The Company recognized royalty fees related to the license of $728,835 and $944,072 for the six months ended June 30, 2017 and 2016, respectively, which is included in other expense, net on the unaudited Condensed Statements of Income.

Pharmica performs research and development on behalf of a Cook Group affiliate and recharges the affiliate for its total research and development cost, an overhead factor, and a 6% markup. The Company recognized research and development income related to this arrangement of $638,271 and $582,563 for the six months ended June 30, 2017 and 2016, respectively, which is included in other expense, net on the unaudited Condensed Statements of Income.

Pharmica leases space within its warehouse to Cook Group affiliates. The Company recognized lease income related to these arrangements of $160,686 and $313,716 for the six months ended June 30, 2017 and 2016, respectively, and is included in other expense, net in the unaudited Condensed Statements of Income.

Pharmica utilizes an employee in France and is charged by a Cook Group affiliate for the employee’s salary, benefits, travel expenses, communication costs, and other costs plus a 6% markup. The Company recognized expense related to this arrangement of $156,394 and $149,118 for the six months ended June 30, 2017 and 2016, respectively, which is included in other expense, net on the unaudited Condensed Statements of Income.

COOK PHARMICA LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

5. Commitments and Contingencies

Pharmica is a party to certain claims, legal actions, and complaints related to employment and other matters arising in the ordinary course of business or asserted by way of defense or counterclaim in actions filed by Pharmica. Management believes that its defenses are substantial in each of these matters and that Pharmica’s legal position can be successfully defended without material adverse effect on the unaudited Condensed Financial Statements.

There can be no assurance that Pharmica will prevail in any particular case. An adverse outcome in one or more cases in which Pharmica is involved would not have a material adverse effect on Pharmica’s financial position or liquidity, but could possibly be material to the results of operations in any single accounting period.

Management believes that Pharmica’s risk-management practices, including insurance coverage, are adequate to protect against potential losses.

6. Subsequent Events

Pharmica evaluated subsequent events for recognition or disclosure through September 8, 2017, the date the accompanying financial statements were available to be issued.